Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)* Eli Doron, Adv. & Notary Ronen Kantor, Adv. Amit Gross, Adv. & Notary Dr. Shlomo Nass, Adv. (CPA) Giora Gutman, Adv. Rami Arie, Adv. (CPA)

 Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Amichai Nitzan Tzidkiyahu, Adv. (CPA)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Tsvia Shif, Adv.

Tali Pery, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Oren Geni, Adv.

Inbal Rachamim Avital, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Eran Lasker, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Moshe Zoaretz, Adv.

Or Nass, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Shira Ben Dov Levi, Adv.

Noy Keren, Adv.

Felix Naftaliev, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Dudi Braitman, Adv.

Shahaf Zuker, Adv.

Shlomi Cohen, Adv.

Alexey Kvaktoun, Adv.

Roman Bulick, Adv.

Lior Valzman Haimovich, Adv.

Elinor Yaakobi, Adv.

Oran Bukelman, Adv.

Dor Elkrif; Adv.

Oria Haim, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

Omer Levi. Adv.

Yamit Halperin Adv.

Moran Alezra Adv.

Elinor Palma, Adv.

January 31, 2023

To: Can-Fite Biopharma Ltd.

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

Petach-Tikva 4951778, Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM F-1

We have acted as Israeli counsel to Can-Fite Biopharma Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-1 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended, of the offering for resale by the selling shareholders listed therein of up to an aggregate of 955,909,800 ordinary shares, par value NIS 0.25 per share of Company (the “Ordinary Shares”), represented by 3,186,366 American Depository Shares, (the “ADSs”), consisting of (i) 600,000,000 Ordinary Shares represented by 2,000,000 ADSs issuable upon the exercise of warrants issued in a private placement concurrently with a registered direct offering in January 2023, (the “RD Offering Warrants”), (ii) 327,273,300 ordinary shares represented by 1,090,911 ADSs issuable upon the exercise of warrants issued in a private placement to the same purchaser as in the RD Offering, (the “PIPE Offering Warrants”), and (iii) 28,636,500 ordinary shares represented by 95,455 ADSs issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering (the “Placement Agent Warrants”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the ADSs and the Ordinary Shares underlying the RD Offering Warrants, the PIPE Offering Warrants and the Placement Agent Warrants, when paid for and issued pursuant to the terms of the applicable warrants, will be duly authorized, legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross and Co.

Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross and Co.

Advocates & Notaries

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel

****

Giora Amir (1928-2020)

* Member of the New York State Bar ** Member of the Law Society in England & Wales *** Accredited by the consulate of France **** Honorary Consul Of The Republic Of Poland (ret.)	mail@dtkgg.com www.dtkgg.com	Haifa & Northern: 7 Palyam Blvd. Haifa, (Phoenix House) 7th Floor, 3309510 Tel. +972-4-8147500 | Fax 972-4-8555976 Banking & Collection, 6th Floor Tel. 972-4-8353700 | Fax 972-4-8702477

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